UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 20, 2004

                          FRANKLIN CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                         1-9727                        13-3419202
(State or Other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

      450 Park Avenue, 20th Floor
              New York, N.Y.                                        10022
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (212) 486-2323

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                           FORWARD LOOKING STATEMENTS

      Certain statements in this Form 8-K, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

ITEM 5. OTHER EVENTS.

            On May 19, 2004, the Board of Directors of Franklin Capital Corporation (the "Company") met with Milton C. Ault III of Ault Glazer & Co. Investment Management LLC ("Ault Glazer"). As of May 19, 2004, Mr. Ault indicated that he had acquired beneficial ownership of approximately 40% of the outstanding common stock of the Company. The purposes of the meeting were to discuss: (i) the acquisition by Ault Glazer of additional shares of the Company sufficient to acquire control of the Company and (ii) the various changes Ault Glazer intends to implement upon the acquisition of said additional shares. At the meeting, the Company and Ault Glazer entered into a Confidentiality Agreement, that includes a provision whereby Ault Glazer agreed not to acquire any of the Company's securities until at least May 30, 2004.

            A copy of the press release issued by the Company in connection with the action of its Board of Directors is attached hereto as Exhibit 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibits.

            99. Press Release dated May 20, 2004.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FRANKLIN CAPITAL CORPORATION


                                        By: /s/ Stephen L. Brown
                                            ------------------------------------
                                            Name: Stephen L. Brown
                                            Title: Chairman and Chief Executive
                                                   Officer

                                        Date: May 25, 2004